Exhibit 5.1
Simpson Thacher & Bartlett llp
425 Lexington Avenue
New York, N.Y. 10017-3954
(212) 455-2000

Facsimile (212) 455-2502
May 21, 2010
L-3 Communications Corporation
600 Third Avenue, 34th Floor
New York, NY 10016
Ladies and Gentlemen:
     We have acted as counsel to L-3 Communications Corporation, a Delaware corporation (the “Company”), in connection with the issuance of $800,000,000 aggregate principal amount of 4.750% Senior Notes due 2020 (the “Notes”) issued by the Company and the subsidiaries of the Company named on Schedule I attached hereto (each, a “Delaware Guarantor” and collectively, the “Delaware Guarantors”) and the non-Delaware subsidiaries of the Company named on Schedule II attached hereto (each, a “Non-Delaware Guarantor,” collectively, the “Non-Delaware Guarantors,” and taken together with the Delaware Guarantors, the “Guarantors”) pursuant to the Underwriting Agreement dated May 18, 2010 (the “Underwriting Agreement”) among the Company, the Guarantors and the Underwriters named on Schedule A to the Underwriting Agreement (the “Underwriters”).

     We have examined the Registration Statement on Form S-3 (File No. 333-165756) (the “Registration Statement”) filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act; the Company’s prospectus dated March 29, 2010 (the “Base Prospectus”), as supplemented by the prospectus supplement dated May 18, 2010 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; the Indenture (including the guarantees set forth therein (the “Guarantees”)) dated as of May 21, 2010, as supplemented by a supplemental indenture dated as of May 21, 2010 (the “Indenture”), in each case among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), relating to the Notes; the global notes representing the Notes; and the Underwriting Agreement. In addition, we also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.
     2. The Guarantees have been duly authorized, executed and delivered by the Delaware Guarantors and, assuming that the Guarantees are the valid and legally binding obligations of the Trustee, constitute valid and legally binding obligations of the Delaware Guarantors, enforceable against the Delaware Guarantors in accordance with their terms.
     3. Assuming that the Guarantees have been duly authorized, executed and delivered by the Non-Delaware Guarantors and, assuming that Guarantees are the valid and legally binding obligation of the Trustee, the Guarantees constitute valid and legally binding obligations of the Non-Delaware Guarantors, enforceable against the Non-Delaware Guarantors in accordance with their terms.
     Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company and to the use of our name under the captions “Legal Matters” in the

Prospectus Supplement and Base Prospectus and “Material U.S. Federal Income and Estate Tax Consequences” in the Prospectus Supplement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I
DELAWARE GUARANTORS
Broadcast Sports Inc., a Delaware corporation
International Resources Group Ltd., a Delaware corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Cyterra Corporation, a Delaware corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications EOTech, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Germany Holdings, LLC, a Delaware limited liability company
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Shared Services, LLC, a Delaware limited liability corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace, LLC, a Delaware limited liability company
L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation
L-3 Services, Inc., a Delaware corporation
Lincom Wireless, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation

SCHEDULE II
NON-DELAWARE GUARANTORS
D.P. Associates Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
Interstate Electronics Corporation, a California corporation
L-3 Chesapeake Sciences Corporation, a Maryland corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation
L-3 Communications Applied Signal and Image Technology, Inc., a Maryland corporation
L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications InfraredVision Technology Corporation, a California corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications Westwood Corporation, a Nevada corporation
L-3 G.A. International, Inc., a Florida corporation
L-3 Global Communications Solutions, Inc., a Virginia corporation
L-3 Unmanned Systems, Inc., a Texas corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation
Titan Facilities, Inc., a Virginia corporation